EXHIBIT 99.1

[LETTERHEAD OF OPPENHEIMER & CO. INC.]

The Board of Directors

BioSante Pharmaceuticals, Inc.

111 Barclay Boulevard

Lincolnshire, IL  60069

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated June 29, 2009, to the Board of Directors of BioSante Pharmaceuticals, Inc. (“BioSante”) as Annex B to, and to the reference thereto under the captions “SUMMARY — Opinion of Oppenheimer & Co. Inc.” and “THE MERGER — Opinion of Oppenheimer & Co. Inc.” in, the joint proxy statement/prospectus relating to the proposed merger involving BioSante and Cell Genesys, Inc., which joint proxy statement/prospectus forms a part of BioSante’s Registration Statement on Form S-4.  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Oppenheimer & Co. Inc.

OPPENHEIMER & CO. INC.

August 7, 2009